Profire Energy Reports Financial Results for First Quarter Fiscal 2019
Company recognizes $10.8 million in revenues, 53.2% gross margin and announces planned launch of next-generation burner management system

LINDON, Utah May 8, 2019- Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its quarter ending March 31, 2019. A conference call will be held on Thursday, May 9, 2019 at 1:00 p.m. ET to discuss the results.

Highlights

•	Recognized Revenue of $10.8 million

•	Net Income of $1.7 Million or $0.03 Per Diluted Share,

•	Realized Gross Profit of $5.8 Million or 53.2% of Total Revenues

•	Cash and Liquid Investments of $23.4 Million and Remained Debt-Free

•	Announces Planned Launch of PF2200 Burner Management System

Fiscal First Quarter 2019 Financial Results

Total revenues for the period equaled $10.8 million, a 2% sequential increase over the fourth quarter of 2018. Profire's legacy business continues to perform well and the Company achieved higher sales of the PF3100 compared to the previous quarter.

Net income was $1.7 million or $0.03 per diluted share, compared to a net income of $1.9 million or $0.04 per share in the first quarter of 2018.

Total operating expenses were approximately $3.6 million, a 6% decrease from the same quarter last year.
This change was primarily due to lower sales commissions from lower revenues and lower R&D consulting costs as a result of the Company receiving the SIL certification for its PF3100 burner management system in July of last year.

Compared with the same quarter last year, operating expenses for general and administrative decreased 5%, R&D decreased 13% and depreciation decreased 10%.

Gross profit was $5.8 million or 53.2% of total revenues which was up from 50.4% in the same quarter last year. This increase was driven by improvements in inventory reserves, product mix, and warranty reserves.

Cash and liquid investments totaled $23.4 million at March 31, 2019 compared to $22.6 million at the end of 2018, and the Company continues to operate debt-free. During the first quarter of 2019 the Company repurchased $1.3 million of Profire stock pursuant to its previously announced share repurchase program.

PF2200 Burner Management System

Today, the Company is also announcing the planned launch of its next-generation burner management product line, the PF2200. Development of the PF2200 is nearing completion, and the Company expects to begin commercial sales of the PF2200 in the fall of 2019 once field trials have been completed and certifications have been obtained. The PF2200 implements a number of user-friendly upgrades and auxiliary features that are not currently available with the Company’s PF2100 burner management system.

Management Commentary
"We have planned for the market volatility and conditions that we are experiencing to start 2019 as we expect revenues in the first half of 2019 to remain relatively flat with Q4 2018 and pick up as the year moves along,î said Brenton Hatch, President and CEO of Profire Energy. "We believe our growth strategy allows for long-term growth whether or not overall industry conditions improve significantly. We are making strategic investments with the intent of increasing revenues in the coming years. These investments will help Profire remain a technology leader within the industry."
"As we mentioned last quarter, we still expect total operating expenses for the full year of 2019 to increase by roughly 20% when compared to 2018, which may out pace revenue growth in the short term due to the ongoing industry challenges,î stated Ryan Oviatt, CFO of Profire. "We plan to invest both internally and externally in 2019 to take advantages of opportunities that we believe will increase Profire’s market potential. This increased investment does not mean that we plan to move away from core values that have made us successful throughout the previous years."

Conference Call

Profire Energy President and CEO Brenton Hatch and CFO Ryan Oviatt will host the call, followed by a question and answer period.
Date:	Thursday, May 9, 2019
Time: 1:00 p.m. ET (11:00 a.m. MT)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725
The conference call will be webcast live and available for replay via this link:
http://public.viavid.com/index.php?id=134353. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 4:00 p.m. ET on the same day through May 16, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 13690322

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, the Company’s plans to make internal and external investments, the Company’s expected increase in operating expenses, the Company’s planned launch of its PF2200 Burner Management System, and the availability of Company resources to make beneficial investments in 2019 and beyond. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
	As of
	March 31, 2019	December 31, 2018
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$11,456,878	$10,101,932
Accounts receivable, net	6,444,792	6,885,296
Inventories, net	9,062,616	9,659,571
Income tax receivable	284,805	173,124
Short-term investments	806,941	961,256
Short-term investments - other	3,063,843	3,596,484
Prepaid expenses & other current assets	719,296	473,726
Total Current Assets	31,839,171	31,851,389

LONG-TERM ASSETS
Long-term investments	8,099,852	7,978,380
Property and equipment, net	8,276,796	8,020,462
Net deferred tax asset	—	85,092
Financing right-of-use asset	116,128	—
Goodwill	997,701	997,701
Intangible assets, net	430,776	429,956
Total Long-Term Assets	17,921,253	17,511,591

TOTAL ASSETS	$49,760,424	$49,362,980

CURRENT LIABILITIES
Accounts payable	1,067,595	1,177,985
Income taxes payable	1,046,858	1,172,191
Current financing lease liability	65,098	—
Accrued vacation	373,995	311,435
Accrued liabilities	1,003,913	1,445,510
Total Current Liabilities	3,557,459	4,107,121

LONG-TERM LIABILITIES
Net deferred income tax liability	38,672	—
Long-term financing lease liability	51,674	—
TOTAL LIABILITIES	3,647,805	4,107,121

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common shares: $0.001 par value, 100,000,000 shares authorized: 49,859,011 issued and 47,308,224 outstanding at March 31, 2019, and 49,707,805 issued and 47,932,305 outstanding at December 31, 2018	49,859	49,708
Treasury stock, at cost	(3,943,063)	(2,609,485)
Additional paid-in capital	28,331,144	28,027,742
Accumulated other comprehensive loss	(2,677,516)	(2,895,683)
Retained earnings	24,352,195	22,683,577
TOTAL STOCKHOLDERS' EQUITY	46,112,619	45,255,859

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$49,760,424	$49,362,980
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
	For the Three Months Ended March 31,
	2019	2018
REVENUES
Sales of goods, net	$10,198,635	$11,454,615
Sales of services, net	634,423	715,103
Total Revenues	10,833,058	12,169,718

COST OF SALES
Cost of goods sold-product	4,570,988	5,557,710
Cost of goods sold-services	497,198	481,867
Total Cost of Goods Sold	5,068,186	6,039,577

GROSS PROFIT	5,764,872	6,130,141

OPERATING EXPENSES
General and administrative expenses	3,161,530	3,341,903
Research and development	349,058	403,220
Depreciation and amortization expense	116,223	128,717
Total Operating Expenses	3,626,811	3,873,840

INCOME FROM OPERATIONS	2,138,061	2,256,301

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	16,930	64,831
Other expense	(551)	-1,792
Interest income	91,703	50,708
Total Other Income	108,082	113,747

INCOME BEFORE INCOME TAXES	2,246,143	2,370,048
INCOME TAX EXPENSE	577,525	493,820
NET INCOME	$1,668,618	$1,876,228

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	149,415	(239,129)
Unrealized gains (losses) on investments	68,752	-33,235
Total Other Comprehensive Income (Loss)	218,167	-272,364

COMPREHENSIVE INCOME	$1,886,785	$1,603,864

BASIC EARNINGS PER SHARE	$0.04	$0.04

FULLY DILUTED EARNINGS PER SHARE	$0.03	$0.04

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,437,424	48,670,305

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,084,390	49,744,101
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
	For the Three Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES
Net income	$1,668,618	$1,876,228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	249,889	220,245
Gain on sale of fixed assets	(16,930)	(64,731)
Bad debt expense	177,906	63,566
Stock awards issued for services	445,984	581,619
Changes in operating assets and liabilities:
Changes in accounts receivable	275,440	(746,179)
Changes in income taxes receivable/payable	(234,042)	591,277
Changes in inventories	656,988	(863,148)
Changes in prepaid expenses	(239,395)	104,008
Changes in deferred tax asset/liability	123,764	(111,406)
Changes in accounts payable and accrued liabilities	(499,721)	(198,540)
Net Cash Provided by Operating Activities	2,608,501	1,452,939

INVESTING ACTIVITIES
Proceeds from sale of equipment	18,400	139,763
Sale (Purchase) of investments	647,739	(484,142)
Purchase of fixed assets	(443,883)	(234,778)
Net Cash Provided by (Used in) Investing Activities	222,256	(579,157)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(143,022)	(83,600)
Cash received in exercise of stock options	—	74,241
Purchase of Treasury stock	(1,333,579)	—
Principal paid towards lease liability	(15,717)	—
Net Cash Used in Financing Activities	(1,492,318)	(9,359)

Effect of exchange rate changes on cash	16,507	(113,644)

NET INCREASE IN CASH	1,354,946	750,779
CASH AT BEGINNING OF PERIOD	10,101,932	11,445,799
CASH AT END OF PERIOD	$11,456,878	$12,196,578

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	1,411	—
Income taxes	711,524	—
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes